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Exhibit 5.1

July 28, 2016

Board of Directors

Donegal Group Inc.

1195 River Road

Marietta, Pennsylvania 17547

Re:	Donegal Group Inc. (the “Company”)
Registration Statement on Form S-8
5,000,000 Shares of Class A Common Stock

Ladies and Gentlemen:

We have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the “Registration Statement”) relating to the offer and sale by the Company of up to 5,000,000 shares (the “Shares”) of Class A common stock, $.01 par value, of the Company. The Shares consist of up to 4,500,000 Shares the Company may issue under its 2015 Equity Incentive Plan for Employees and up to 500,000 Shares the Company may issue under its 2015 Equity Incentive Plan for Directors (collectively, the “Plans”).

As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company’s certificate of incorporation and by-laws, as amended to date, its corporate minutes and other proceedings and its records relating to the authorization, sale and issuance of the Shares and the adoption of the Plans, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

Board of Directors

Donegal Group Inc.

July 28, 2016

Based upon the foregoing, we are of the opinion that the issuance of the Shares pursuant to the terms of the Plans against receipt by the Company of the consideration for the Shares in accordance with the Plans will result in the Shares being legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement.

Sincerely,

/s/ Duane Morris LLP